UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MAUI LAND & PINEAPPLE COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAUI LAND & PINEAPPLE COMPANY, INC.

March 31, 2006

To Our Shareholders:

I am pleased to invite you to our 2006 Annual Meeting of Shareholders, which will be held on Monday, May 8, 2006 at 8:30 a.m. in Salon 1 at The Ritz Carlton, Kapalua, in Lahaina, Hawaii.

At the meeting, we will (i) elect three Class One directors for a three-year term; (ii) ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the 2006 fiscal year; (iii) consider and vote upon an amendment to the Articles of Association to authorize an additional 1,000,000 shares of the Company’s common stock; (iv) consider and vote upon approval of the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan and (v) transact such other business as may properly come before the meeting or any continuation, postponement or adjournment of the meeting. We know of no other matters to be brought up at the meeting.

It is important that your shares be represented and voted whether or not you expect to attend the meeting in person. You may vote your shares by proxy using the internet, by telephone, or by returning the enclosed proxy card or voting instruction form forwarded by your bank, broker or other holder of record. Please review the instructions on the enclosed proxy card or voting instruction form regarding each of these voting options. If you attend the meeting, you may withdraw your proxy and vote in person, if you wish.

We look forward to seeing you there should you be able to attend.

Sincerely,

David C. Cole
Chairman, President & Chief Executive Officer

MAUI LAND & PINEAPPLE COMPANY, INC.
120 Kane Street, P. O. Box 187
Kahului, Maui, Hawaii 96733-6687

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
MAUI LAND & PINEAPPLE COMPANY, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Maui Land & Pineapple Company, Inc. (the “Company”) will be held on Monday, May 8, 2006 at 8:30 a.m. in Salon 1 at The Ritz Carlton, Kapalua, One Ritz-Carlton Drive, Lahaina, Hawaii, for the following purposes:

1.                To elect David C. Cole, Walter A. Dods, Jr. and Fred E. Trotter III as Class One directors to serve for a three-year term or until their successors are elected and qualified;

2.                To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2006;

3.                To consider and vote upon an amendment to the Articles of Association to authorize an additional 1,000,000 shares of the Company’s Common Stock;

4.                To consider and vote upon approval of the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan; and

5.                To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

Shareholders of record of Maui Land & Pineapple Company, Inc. (AMEX: MLP) Common Stock at the close of business on March 13, 2006 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

Your attention is directed to the Proxy Statement enclosed.

BY ORDER OF THE BOARD OF DIRECTORS,

ADELE H. SUMIDA
Secretary
Dated: March 31, 2006

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BANK, BROKER OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BANK, BROKER OR OTHER NOMINEE.

MAUI LAND & PINEAPPLE COMPANY, INC.
120 Kane Street, P. O. Box 187
Kahului, Maui, Hawaii 96733-6687

PROXY STATEMENT

General

This proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Maui Land & Pineapple Company, Inc., a Hawaii corporation (the “Company”), for the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 8, 2006, at 8:30 a.m. in Salon 1 at The Ritz Carlton, Kapalua, in Lahaina, Hawaii, or any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement. Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the Annual Meeting. This Proxy Statement and accompanying proxy card are first being mailed on or about March 31, 2006 to all shareholders entitled to vote at the Annual Meeting.

Who Can Vote

Holders of record of shares of the Company’s common stock, no par value (“Common Stock”), at the close of business on March 13, 2006 will be entitled to vote at the Annual Meeting. The securities entitled to vote at the Annual Meeting consist of shares of Common Stock of the Company, with each share entitling its owner to one vote per share. Shareholders do not have cumulative voting.

Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy. You may vote by proxy on the internet, by telephone or by completing and mailing the enclosed proxy card. For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States. Voting by proxy on the internet or by telephone may not be available to all shareholders. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record. The internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on May 7, 2006. Shareholders who vote through the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and that these costs must be borne by the shareholder. Shareholders who vote by internet or telephone need not return a proxy card by mail. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee then your broker, bank or other nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the instruction card they provide for voting your shares.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours at the executive offices of the Company at 120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii 96733-6687 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

Shares Outstanding and Quorum

The number of outstanding shares of Common Stock at the close of business on March 13, 2006 was 7,378,550. If a majority of the Company’s outstanding shares of Common Stock are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business.

Proxy Card

Shares of the Company’s Common Stock represented by properly executed proxies received by the Company at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in those proxies. If a proxy is signed and no directions are given, shares represented thereby will be voted (i) in favor of electing the Board’s three nominees for director, (ii) in favor of the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, (iii) in favor of the amendment to the Articles of Association of the Company to authorize an additional 1,000,000 shares of the Company’s Common Stock and (iv) in favor of the approval of the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan (the “2006 Plan”). The proxy confers discretionary authority on the persons it names as to all other matters that may come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no shareholder proposals or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee then your broker, bank or other nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, then your broker, bank or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items, for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the American Stock Exchange. Shares held in street name may be voted by your broker, bank or other nominee on discretionary items in the absence of voting instructions given by you. Except for the proposal to approve the 2006 Plan, the proposals to be presented at the Annual Meeting are considered to be discretionary and therefore may be voted upon by your bank or other nominee if you do not give instructions for the shares held by your broker, bank or other nominee. Under the rules of the American Stock Exchange, the proposal to approve the 2006 Plan is a non-discretionary matter and thus broker non-votes may result on this proposal.

Revocation of Proxy

If you are a shareholder of record and vote by proxy, you may revoke your proxy at any time before it is voted by:

•       Signing and returning another proxy card bearing a later date;

•       submitting another proxy on the internet or by telephone (your latest telephone or internet voting instructions are followed); or

•       giving written notice of revocation to the Company’s Secretary prior to or at the Annual Meeting or voting at the annual meeting.

Your attendance at the Annual Meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Corporate Secretary of the company before the polls are closed. Any written notice revoking a proxy should be sent to the Company’s Secretary at the Company’s principal executive office at 120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii 96733-6687, and must be received before the polls are closed.

If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other record holder.

Counting of Votes

Shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum.

Directors are elected by a plurality of votes cast, so the three nominees who receive the most votes will be elected. Abstentions will not be taken into account in determining the election of directors and broker non-votes will not result because the election of directors is a discretionary matter.

Ratification of the independent registered public accounting firm and the proposal to approve the 2006 Plan, will require an affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the ratification and the proposal. Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this item. As a non-discretionary matter, broker non-votes will result for the proposal to approve the 2006 Plan, but they will have no effect on the outcome of the voting for this proposal. The implementation of this proposal is also conditioned upon shareholder approval of the amendment to the Company’s Articles of Association to increase the amount of authorized shares of Common Stock by 1,000,000 shares.

Pursuant to the Hawaii Business Corporation Act, approval of the amendment to the Company’s Articles of Association to increase the amount of authorized shares of Common Stock requires the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon. Therefore, at least 4,919,034 shares, or two-thirds of the outstanding shares of the Company’s Common Stock as of March 13, 2006, must be voted in favor of this proposal for the amendment contemplated thereby to be approved. Abstentions will have the same effect as votes against this proposal. Because this proposal is a discretionary matter, broker non-votes will not result for this proposal.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services. In addition, the Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies for a fee of approximately $5,500.00, plus reasonable out-of-pocket expenses.

ITEM 1
ELECTION OF DIRECTORS

General Information—Election of Directors

Our Articles of Association provides for a Board of Directors of not less than nine nor more than twelve directors and authorizes the Board to periodically to set the number of directors within that range by a majority vote. The number of authorized directors is currently set by the Board at nine. Our Articles of Association and the Bylaws of the Company also divides our Board of Directors into three classes of directors consisting currently of three members in each class, with each class holding office for three years in staggered terms. Three Class One directors are to be elected at the 2006 Annual Meeting for a three-year term ending in 2009. The second class consists of the three Class Two directors whose term of office expires in 2007. The third class consists of the three Class Three directors whose term of office expires in 2008.

Vacancies on the Board may be filled only by persons elected by a majority of the directors remaining in office, even though less than a quorum. A director elected by the Board to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. On March 13, 2006 and based upon the recommendation of the Nominating and Governance Committee, the Board of Directors unanimously appointed Mr. Warren H. Haruki to the Board as a Class Three director with his term in office expiring in 2008 to fill the position that was left vacant by the resignation of Richard H. Cameron in May 2005.

Based upon the recommendation of the Nominating and Governance Committee, our Board has nominated the following individuals for election to Class One positions with their term in office expiring in 2009: Messrs. David C. Cole, Walter A. Dods, Jr., and Fred E. Trotter III, each of whom currently serve as Class One directors.

Set forth below is biographical information for each nominee and for each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among any directors of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE THREE PERSONS NOMINATED BY THE BOARD FOR CLASS ONE DIRECTOR.

Class One Director—Nominees for election at the Annual Meeting of Shareholders in 2006:

David C. Cole (53)

Mr. Cole has served as President and Chief Executive Officer of Maui Land & Pineapple Company, Inc. since October 2003 and Chairman of the Board since March 2004. He has served as Manager of Sunnyside Farms, LLC, an organic foods, retailing and property development company in Washington, Virginia since 1997. Since 1997 Mr. Cole has been President of Aquaterra, Inc., an investment management firm that serves as managing general partner for Pan Pacific Ventures LP, Catalyst II LLC, and Aquaterra Partners, LLC, partnerships with interests in software, real estate, agriculture, retailing, and consumer products. Mr. Cole has served in a variety of executive positions, including Chairman, President and CEO of Ashton-Tate Corporation, a software company, Chairman of Twin Farms Collection, LLC, a luxury resort, and Chairman, President and CEO of NaviSoft, Inc., an online publishing software company that was acquired by America Online, Inc. (“AOL”) in 1994. From 1994 to 1997, he served as an officer of AOL, initially as President of AOL’s Internet Services Company and later as President of AOL’s New Enterprises Group. Mr. Cole is the Chairman of the Board of Trustees for the Nature Conservancy of Hawaii, and on the boards of the privately held companies Hawaii Superferry, Inc. and Grove Farm Company, Inc. He also serves on the boards of various community and non-profit organizations. Pursuant to the terms of his employment agreement with the Company, Mr. Cole was appointed to the Board to fill the vacancy that was created by the increase in Board size at a special meeting of shareholders held in December 2003 and appointed Chairman of the Board in March 2004.

Walter A. Dods, Jr. (64)

Mr. Dods has served as Chairman of BancWest Corporation, a bank holding company in Honolulu, Hawaii since January 2005. He is also the Chairman of First Hawaiian Bank since 1989. Mr. Dods was Chairman and Chief Executive Officer of BancWest Corporation from 1998 through December 2004; Chairman and CEO of First Hawaiian Bank from 1989 to 1998; and President from 1984 to 1989. Mr. Dods serves on the boards of Alexander & Baldwin, Inc., a diversified company with most of its operations centered in Hawaii, and subsidiary Matson Navigation Company, Inc., an ocean transportation and related shore side services company. He also serves on the boards of Pacific Guardian Life Insurance Company and First Insurance Company of Hawaii, Ltd. and the privately held companies, Servco Pacific, Inc. and Grace Pacific Corporation. Mr. Dods is the Hawaii Chairman of the Japan-Hawaii Economic Council and also serves on the boards of various community and non-profit organizations. Mr. Dods has been a director of the Company since October 2004.

Fred E. Trotter III (75)

Mr. Trotter has served as President of F. E. Trotter Inc., a business consulting firm in Honolulu, Hawaii since 1991. He was a Trustee of The Estate of James Campbell, a private trust, in Honolulu, Hawaii, from 1970 to 1991. Mr. Trotter is a director of the privately held company Waterhouse Inc. He is a member of the Executive Committee of JAIC-Shinrai Venture Capital, Investment, Ltd., a Japanese limited partnership. Mr. Trotter serves on the board of the Aloha Council Boy Scouts of America and various other community organizations. Mr. Trotter has extensive experience in agribusiness and property management in Hawaii. Mr. Trotter has been a director of the Company since 1992.

Class Two Directors—Term expires in 2007:
Thomas M. Gottlieb (53)

Mr. Gottlieb has served as a founding partner in Geolo Investment Group, a privately held company that provides value-added capital to high-growth consumer focused businesses in travel and leisure, hospitality and live entertainment since January 2005. He is also a co-managing Member and co-founder of Palm Cove Capital, a financial services and investment company in Honolulu, Hawaii, since December 2001. Mr. Gottlieb served as Founder, Chairman and CEO of Mandara Spa, one of the world’s leading operators of luxury resort spas from January 1996 to December 2004. Mr. Gottlieb has extensive experience in real estate development, the hospitality industry, banking and venture capital. He founded The Odyssey Club, a luxury multi-site Private Residence Club and Sierra Pacific Investments, a private equity investment company that acquired and operated hotels, spas and office buildings in Northern California. Mr. Gottlieb is a director of the privately held companies, Exclusive Resorts LLC and Grove Farm Company Inc. Mr. Gottlieb has been a director of the Company since May 2004.

David A. Heenan (66)

Mr. Heenan has served as Trustee of The Estate of James Campbell, a private trust in Honolulu, Hawaii since 1995. He was Chairman, President and Chief Executive Officer of Theo. H. Davies & Co., Ltd., the North American holding company for the Hong Kong-based Jardine Matheson from 1982 to 1995. Mr. Heenan is a director of Bank of Hawaii Corporation. He was Chairman of the Company’s Board from May 2003 to March 2004. Mr. Heenan has been a director of the Company since 1999.

Kent T. Lucien (52)

Mr. Lucien has served as Chief Executive Officer of Operations of C. Brewer and Co., Ltd. & Subsidiaries, a privately held company headquartered in Honolulu, Hawaii, with operations in agriculture, real estate, and stevedoring since 2001; and Executive Vice President and Chief Financial Officer from 1991 to 2001. From 1991 to August 2001, he also was President and a Director of ML Macadamia Partners, a New York Stock Exchange listed master limited partnership, which farmed over 7,000 acres of macadamia orchards. Mr. Lucien serves on the boards of C. Brewer and Co., Ltd. and Wailuku Water Company, LLC. Mr. Lucien has been a director of the Company since May 2004.

Class Three Directors—Term expires in 2008:
Duncan MacNaughton (62)

Mr. MacNaughton has served as Chairman of The MacNaughton Group/Poseiden Properties, Inc., a group of companies that includes real estate development, consulting and leasing since 1985. Mr. MacNaughton has extensive experience in real estate development as principal developer and/or owner of properties including Ainamalu residential subdivision, Kaanapali Royal resort condominiums, Costco Center at Bougainville Industrial Park, Pali Momi Medical Center, Waikele Center and Maui Marketplace, and the exclusive developer for Kmart Corporation’s stores in Hawaii. Mr. MacNaughton serves on the boards of several privately held companies and various community organizations. Mr. MacNaughton has been a director of the Company since May 2004.

Warren H. Haruki (53)

Mr. Haruki has served as President and Chief Executive Officer of Grove Farm Company, Inc., a land development company located on Kauai, Hawaii since 2005, and has been a Trustee of Parker Ranch Foundation since 2004. He was President of GTE Hawaiian Tel and Verizon Hawaii, communications providers, from 1991 to 2003. Mr. Haruki is on the boards of the privately held companies, Parker Ranch, Inc., First Hawaiian Bank, Pacific Guardian Life Insurance Company, Hawaii Planing Mill, Ltd., Hawaii Superferry, Inc. and various non-profit organizations. Mr. Haruki was appointed to the Company’s Board in March 2006 to fill the position left vacant by the resignation of Richard H. Cameron in May 2005.

John H. Agee (57)

Mr. Agee has served as President and Chief Executive Officer of Ka Po`e Hana LLC, a private family investment entity since May 2000. He is also Executive Vice President of The Case Foundation, a private foundation in Washington D.C., Executive Vice President of Accelerate Brain Cancer Cure, Inc. and Chief Financial Officer of the Dan and Stacey Case Family Foundation. Mr. Agee was President of Adler Management LLC from 1986 to January 2000. Mr. Agee serves on the board of Grove Farm Company, Inc. (a privately held company), and various community and non-profit organizations. Mr. Agee has been a director of the Company since 2001.

Board Independence, Meetings and Committees

The Board maintains charters for each of its Audit Committee, Compensation Committee and Nominating and Governance Committee. In addition, both the listing standards of the American Stock Exchange and the Company’s bylaws require that a majority of the Board be independent within the meaning of the American Stock Exchange listing standards. The Board of Directors has affirmatively determined that all nominees for election to the Board at the Annual Meeting, except for Mr. Cole, and all continuing directors, except for Mr. Haruki, are independent pursuant to Section 121 of the American Stock Exchange Company Guide.

In 2005, the Board of Directors held six meetings, the Audit Committee held five meetings, the Compensation Committee held three meetings and the Nominating and Governance Committee held one meeting. In 2005, all directors with the exception of Mr. Gottlieb attended at least 75% of the aggregate meetings of the Board and committees on which they serve. The independent directors met four times in executive session in 2005. Board members are encouraged, but not required to attend the Company’s Annual Meeting of Shareholders. The Company’s 2005 Annual Meeting of Shareholders was attended by all directors.

The Audit Committee’s duties and responsibilities are set forth in a written charter, which was filed as an exhibit to the Company’s proxy statement dated March 28, 2005. Members of the Audit Committee are Messrs. Lucien (Chairman), Gottlieb and Heenan. All of the Audit Committee members are independent from the Company and its management, as defined by the listing standards of the American Stock Exchange and by the rules of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Lucien is an audit committee financial expert as defined in the Securities and Exchange Commission regulations.

The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of senior management and directors. The members of the Compensation Committee are Messrs. Trotter (Chairman), MacNaughton and Dods. Each of these directors is independent as defined by the listing standards of the American Stock Exchange.

The Nominating and Governance Committee identifies and recommends candidates to fill vacancies on the Board of Directors. The written charter of the Nominating and Governance Committee was filed as an exhibit to the Company’s proxy statement dated March 28, 2005. The members of the Committee are Messrs. Heenan (Chairman), Agee and Dods. All of the Committee members are independent as defined by the American Stock Exchange listing standards.

The Nominating and Governance Committee’s policy is that it will consider any director candidate recommended by shareholders on the same basis as candidates identified by the Nominating and Governance Committee. Names and resumes of prospective directors should be addressed to Nominating and Governance Committee of Maui Land & Pineapple Company, Inc., c/o Corporate Secretary, 120 Kane Street, P.O. Box 187, Kahului, Hawaii 96733-6687.

The criteria that will be applied in evaluating any candidate considered by the Nominating and Governance Committee, including those recommended by shareholders, include whether or not the candidate:

•       is familiar with the Maui and Hawaii communities;

•       possesses personal and professional integrity, sound judgment and forthrightness;

•       has sufficient time and energy to devote to the Company’s affairs;

•       is willing to challenge and stimulate management and is able to work as part of a team in an environment of trust;

•       has an open-minded approach to, and the resolve to independently analyze, matters presented for consideration;

•       will add specific value by virtue of particular technical expertise, experience or skill relevant to the Company’s business; and

•       understands business and financial affairs and the complexities of a business organization. While a career in business is not essential, a nominee should have a proven record of competence and accomplishment through leadership in industry, non-profit organizations, the professions or government.

The Committee identifies nominees for positions on the Company’s Board of Directors by requesting names of potential candidates from the other Board members and from the Company’s executive officers. The Committee is authorized by its charter to retain a third party search firm to identify potential nominees to the Board of Directors, but it did not do so in 2006. The Committee reviews resumes of the interested candidates and selects those that pass this initial screening for personal interviews. Each Committee member completes a ranking form that ranks all candidates interviewed and the directors standing for re-election. Based on the scores received by each individual, the nominees are selected for recommendation to the Board of Directors. Mr. Haruki was recommended to the Nominating and Governance Committee for consideration as a director by David C. Cole, Chairman, President and CEO of the Company. In nominating Mr. Trotter for re-election to the Board of Directors at the Annual Meeting as a Class One director, the Nominating and Governance Committee considered the fact that Mr. Trotter has exceeded the age limit for directors specified in our bylaws. After considering Mr. Trotter’s contributions to the Board of Directors and the Company, the Nominating and Governance Committee made an exception to the age limitation, as permitted by the bylaws.

Communications with the Board of Directors

Shareholders wishing to submit written communications to the Board should address their communications to Board of Directors of Maui Land & Pineapple Company, Inc. or to the specified individual director, c/o Corporate Secretary, 120 Kane Street, P.O. Box 187, Kahului, Hawaii 96733-6687. All such correspondence will be forwarded to the specified director or in the absence of such specification, to the Chairman of the Board.

Director Compensation

In 2005, all non-employee directors received an annual cash retainer fee of $30,000. The Company has an executive deferred compensation plan in which all of the executive officers and directors are eligible to participate. Messrs. Agee, Gottlieb, Heenan and Lucien have elected to participate in this plan. Under this plan, these directors can defer up to 100% of the annual cash retainer until termination of their Board membership. Earnings on compensation deferred under this plan are tied to the performance of mutual funds, which are substantially the same funds as those in the Company’s 401(k) plan, and do not earn interest at a fixed rate. See “Executive Compensation—Executive Deferred Compensation Plan.”

Non-employee directors are also granted restricted Common Stock (“Restricted Shares”) that vest at 250 shares each quarter covering the term of the director’s current membership. The Restricted Shares are granted under the Maui Land & Pineapple Company, Inc. 2003 Stock and Incentive Plan, and if approved by the shareholders, will be granted in the future under the 2006 Plan, to the non-employee director at the time he or she is elected, re-elected or appointed to the Board. Any grants of Restricted Shares under the 2006 Plan made to the non-employee directors elected or re-elected to the Board at the Annual Meeting will not be effective until the Company has filed with the SEC an effective registration statement on Form S-8 to register the shares and the Company has received approval from the American Stock Exchange to list the additional shares. The number of shares granted to each non-employee director equals the number of calendar quarters or portions there of in his term multiplied by 250 shares. The directors have voting and regular dividend rights with respect to the unvested Restricted Shares, but have no right to dispose the shares. Each unvested Restricted Share is forfeited upon the non-employee director’s termination of his position as a member of the Board of Directors of the Company for any reason.

In 2005, Directors Agee and MacNaughton were each granted 3,000 Restricted Shares under the Maui Land & Pineapple Company, Inc. 2003 Stock and Incentive Compensation Plan, upon their election as Class Three directors for the three-year term that ends in 2008. The fair value at the date of grant was the closing price of our Common Stock on May 2, 2005 of $39.00 per share. Upon his appointment to the Board of Directors on March 13, 2006, Mr. Haruki was granted 2,250 Restricted Shares under the Maui Land & Pineapple Company, Inc. 2003 Stock and Incentive Compensation Plan. The fair value at the date of grant was the closing price of our Common Stock on March 13, 2005 of $37.42 per share.

The fair value of Restricted Shares held by non-employee directors that vested in 2005 (based on the closing market prices of our Common Stock on the dates of grant and 1,000 shares of stock for each director) and that were unvested at December 31, 2005 (based on $33.93 per share, the closing market price of our Common Stock on December 31, 2005) was as follows:

	Vested in	Unvested at December 31, 2005
	2005 ($)	($)	shares
John H. Agee	37,522	76,343	2,250
Walter A. Dods, Jr.	32,300	8,483	250
Thomas M. Gottlieb	33,090	42,413	1,250
David A. Heenan	33,090	42,413	1,250
Kent T. Lucien	33,090	42,413	1,250
Duncan MacNaughton	37,522	76,343	2,250
Fred E. Trotter III	33,090	8,483	250

ITEM 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, independent registered public accounting firm, has been the independent auditor of the Company for many years, and is considered by management to be well qualified. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2006. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement. The representative also will be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006.

AUDIT MATTERS

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, its system of internal accounting controls and the performance of its internal auditors. The Committee appoints, compensates and retains the independent auditors and monitors their independence and performance.

Management is responsible for establishing and maintaining adequate internal control over financial reporting and for the preparation and correctness of financial statements and the financial reporting process, and has represented to the Audit Committee that such financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company has maintained effective internal controls over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America; and for expressing an opinion on management’s assessment of the Company’s internal controls over financial reporting; and for expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. The independent registered public accounting firm has delivered unqualified opinions on these matters.

The Committee reviewed and discussed with management and the independent auditors the Company’s quarterly and annual audited financial statements, and Forms 10-Q for 2005, and Form 10-K for the year ended December 31, 2005, prior to their filing. The Committee reviewed the Company’s written press releases of earnings prior to issuance. The Committee discussed with the Company’s internal auditors the overall scope and plans for their audits and the results of such audits. The Committee met with the internal auditors and with the independent registered public accountants, with and without management present, to discuss the results of their examinations. In addition, the Committee has monitored management’s initiatives aimed at strengthening the Company’s internal and disclosure controls structure. As part of this process the Committee continues to monitor the scope and adequacy of the Company’s internal audit program.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communications with Audit Committees,” as amended by SAS Nos. 89 and 90. In addition, the Committee discussed with the independent auditors the auditors’ independence from the Company and its management, including matters in the written disclosures and letter that were received by the Committee from the independent auditors as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Form 10-K for the year ended December 31, 2005.

Audit Committee:

Kent T. Lucien (Chairman)
Thomas M. Gottlieb
David A. Heenan

The above Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this Report by reference therein.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services performed for the Company by Deloitte & Touche LLP for 2005 and 2004, including expenses incurred in connection with these services, are as follows:

	2005	2004
Audit	$1,096,000	$295,000
Audit-Related	75,000	108,000
Tax	26,000	35,000
Total Fees	$1,197,000	$438,000

The audit fees are primarily attributable to professional services rendered for the audits of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004, the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q, and for 2005, the audit of the effectiveness of the Company’s internal control over financial reporting and management’s assessment of such controls.

The audit-related fees for 2005 and 2004 includes services for the audit of the Company’s defined benefit and defined contribution pension plans and for various audit related consultations, and for 2004, include fees for professional services in connection with the purchase of the Kapalua Bay Hotel, and correspondence and filings with the Securities and Exchange Commission. The fees for tax services relate to professional services rendered for tax compliance and various tax consultations.

The Audit Committee has considered whether the provision of theses services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP, and has determined that the provision of such services by Deloitte & Touche LLP has not adversely affected the independent registered public accounting firm’s independence.

Audit Committee Policy—Approval of Fees

It is the policy of the Audit Committee of the Board of Directors that all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm and related fees paid to the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee.

ITEM 3
AMENDMENT TO THE ARTICLES OF ASSOCIATION

The Articles of Association presently state that the amount of the authorized capital stock of the corporation is 8,000,000 shares of Common Stock. The amendment to the Articles would increase the authorized capital stock by 1,000,000 shares to 9,000,000 shares of Common Stock.

As of March 1, 2006, of the 8,000,000 currently authorized shares of Common Stock, there were 7,378,550 shares of the outstanding, 613,500 shares subject to outstanding and unexercised options to acquire Common Stock, 3,750 reserved for issuance under the Maui Land & Pineapple Company, Inc. 2003 Stock and Incentive Compensation Plan, and 4,200 held by Honolua Plantation Land Company, Inc., a wholly-owned subsidiary. The Company’s Board of Directors believes that it is advisable and in the best interests of the Company and its shareholders to amend the Articles of Association in order to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the company.

Shareholder approval to increase the authorized number of shares of Common Stock from 8,000,000 to 9,000,000 shares is necessary in order to issue equity incentive awards under the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan, if such plan is approved by the shareholders. We plan to reserve the 1,000,000 additional shares of authorized capital stock for issuance this plan if it is approved by the shareholders. See Item 4, below. The proposed increase in authorized shares of Common Stock will ensure that a sufficient number of shares of Common Stock remains available for issuance under the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan, if approved, and will allow us to utilize a broader array of equity incentives to attract and retain the services of key individuals and other personnel essential to our long-term growth and financial success. We rely significantly on equity incentives to attract and retain key employees and other personnel and believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

The proposed additional shares of Common Stock would be a part of the existing class of the Company’s Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. No additional action or authorization by the shareholders would be necessary prior to the issuance of the additional shares unless required by applicable law or the rules of the American Stock Exchange. Holders of Common Stock do not have preemptive rights to subscribe for newly issued shares of Common Stock in preference to persons who are not shareholders. If the Company issues additional shares of Common Stock or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing shareholders and could also dilute earnings per share and book value per share of existing shareholders. The increased in authorized shares of Common Stock could also have the effect of rendering more difficult or discouraging hostile takeover attempts by other parties to obtain control of the Company. The Company is not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company’s management, nor is the Company aware of any person having made any offer to acquire the voting stock or assets of the company.

The Board of Directors has approved the amendment of the Company’s Articles to increase the number of shares of authorized Common Stock by 1,000,000 shares. This change to the Articles is included in the Articles of Amendment that are attached to this Proxy Statement as Appendix A. The Articles of Amendment would become effective upon their filing with the Department of Commerce and Consumer Affairs of the State of Hawaii.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3, APPROVAL OF THE AMENDMENT TO THE ARTICLES TO AUTHORIZE AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK.

ITEM 4

APPROVAL OF THE MAUI LAND & PINEAPPLE COMPANY, INC. 2006 INCENTIVE AWARD PLAN

Our shareholders are being asked to approve the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan (the “2006 Plan”). On March 13, 2006, our Board approved and adopted the 2006 Plan, subject to approval by our shareholders.

The principal features of the 2006 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2006 Plan itself which is attached to this Proxy Statement as Appendix B. We encourage you to read the 2006 Plan carefully.

In the event the shareholders approve the 2006 Plan, the Company’s 2003 Stock and Incentive Compensation Plan will be terminated effective as of the date of shareholder approval of the 2006 Plan. As of March 1, 2006, only 3,750 shares of Common Stock remained available for future issuance under the 2003 Stock and Incentive Compensation Plan. We rely significantly on equity incentives to attract and retain key employees and other personnel and believe that equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. The implementation of this proposal to approve the 2006 Plan is also conditioned upon shareholder approval of the amendment the Company’s Articles of Association to authorize an additional 1,000,000 shares of Common Stock. See Item 3, above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MAUI LAND & PINEAPPLE COMPANY, INC. 2006 EQUITY AND INCENTIVE AWARD PLAN.

Purpose of the 2006 Plan

The purpose of the 2006 Plan is to provide additional incentive for directors, key employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company’s Common Stock, or other rights which recognize such growth, development and financial success. Our Board also believes that the 2006 Plan will enable us to obtain and retain the services of directors, key employees and consultants that are considered essential to our long range success by offering them an opportunity to own stock and other rights that reflect our financial success.

The 2006 Plan is also designed to permit us to make cash-only and equity based awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The 2006 Plan will become effective immediately upon shareholder approval of the 2006 Plan and the proposed amendment to the Company’s Articles of Association.

Securities Subject to the 2006 Plan

The maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2006 Plan is 1,000,000 shares. To the extent that an award granted under the 2006 Plan terminates, expires or lapses for any reason, any shares subject to the award at such time will be available for future grants under the 2006 Plan. Additionally, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award under the 2006 Plan will be available for future grants under the 2006 Plan. If any shares of restricted stock are surrendered by a participant or repurchased by the Company pursuant to the terms of the 2006 Plan, such shares also will be available for future grants under the 2006 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2006 Plan. In no event, however, will any shares of Common Stock again be available for future grants under the Plan if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code.

The shares of Common Stock covered by the 2006 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the 2006 Plan, the fair market value of a share of Common Stock as of any given date will be the closing sales price for a share of Common Stock on such date or, if there is no closing sales price for the Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported on the American Stock Exchange. The closing sales price for a share of Common Stock on March 1, 2006 was $38.07, as reported by the American Stock Exchange.

Eligibility

Our employees, consultants and directors are eligible to receive awards under the 2006 Plan. As of December 31, 2005, we had approximately 1,275 employees and consultants. We currently have nine directors, eight of whom are non-employee directors. The administrator determines which of our employees, consultants and directors will be granted awards, except that in the case of the granting of options and restricted stock to non-employee directors, such determinations will be made by the Board. No employee, non-employee director or consultant is entitled to participate in the 2006 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or Board service. Only those employees, non-employee directors and consultants who are selected to receive grants by the applicable administrator may participate in the 2006 Plan.

Awards Under the 2006 Plan

The 2006 Plan provides that the administrator may grant or issue stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-Qualified Stock Options.   Non-Qualified stock options (“NQSOs”) will provide for the right to purchase shares of Common Stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals. NQSOs may be granted for any term specified by the administrator, but may not exceed ten years.

Incentive Stock Options.   Incentive stock options (“ISOs”) will be designed to comply with the applicable provisions of the Code, and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. ISOs however, may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares (determined as of the respective date or dates of grant) for which one or more options granted to any employee by the Company (including all options granted under the 2006 Plan and all other option plans of the Company or any parent or subsidiary) may for the first time become exercisable as ISOs during any one calendar year shall not exceed the sum of $100,000. To the extent this limit is exceeded, the options granted will be NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all of our classes of stock (a “10% Owner”), the 2006 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Like NQSOs, ISOs usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the completion of the applicable vesting service period or the attainment of pre-established performance goals.

Stock Appreciation Rights.   Stock appreciation rights provide for the payment of an amount to the holder based upon increases in the price of our Common Stock over a set base price. The base price of any SAR granted under the 2006 Plan must be at least 100% of the fair market value of a share of Common Stock on the date of grant. SARs under the 2006 Plan will be settled in cash or shares of Common Stock, or in a combination of both. SARs may be granted in connection with stock options or other awards, or separately.

Restricted Stock.   Restricted stock may be issued at such price, if any, and may be made subject to such restrictions (including time vesting or satisfaction of performance goals), as may be determined by the administrator. Restricted stock typically may be repurchased by us at the original purchase price, if any, or forfeited, if the vesting conditions and other restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to such shares are removed or expire. Recipients of restricted stock, unlike recipients of options or restricted stock units, generally will have voting rights and will receive dividends prior to the time when the restrictions lapse.

Deferred Stock Awards.   Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Restricted Stock Units.   Restricted stock units entitle the holder to receive shares of Common Stock, subject to the removal of restrictions which may include completion of the applicable vesting service period or the attainment of pre-established performance goals. The shares of Common Stock issued pursuant to restricted stock units may be delayed beyond the time at which the restricted stock units vest. Restricted stock units may not be sold, or otherwise hypothecated or transferred, and holders of restricted stock units do not have voting rights. Restricted stock units generally will be forfeited, and the underlying shares of stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Dividend Equivalents.   Dividend equivalents represent the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares. Dividend equivalent rights may be granted alone or in connection with stock options, SARs or other equity awards granted to the participant under the 2006 Plan. Dividend equivalents may be paid in cash or shares of Common Stock at the election of the administrator.

Performance Awards.   Performance awards may be granted by the administrator to employees, consultants or non-employee directors based upon, among other things, the contributions, responsibilities and other compensation of the particular recipient. Generally, these awards will be based on specific performance goals and may be paid in cash or in shares of Common Stock, or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses granted by the administrator, which may be payable in cash or in shares of Common Stock, or in a combination of both.

Stock Payments.   Stock payments may be authorized by the administrator in the form of Common Stock or an option or other right to purchase Common Stock and may, without limitation, be issued as part of a deferred compensation arrangement in lieu of all or any part of compensation—including, without limitation, salary, bonuses, commissions and directors’ fees—that would otherwise be payable in cash to the employee, non-employee director or consultant.

Section 162(m) “Performance-Based” Awards.   The administrator may designate employees as participants whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The administrator may grant to such persons stock options, SARs, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the achievement of specified performance goals which are related to one or more of the following performance criteria, as applicable to the Company or any subsidiary, division, operating unit or individual:

•       net earnings (either before or after interest, taxes, depreciation and/or amortization);

•       sales or revenue;

•       net income (either before or after taxes);

•       operating earnings;

•       cash flow (including, but not limited to, operating cash flow and free cash flow);

•       return on assets;

•       return on shareholders’ equity;

•       return on sales;

•       gross or net profit margin;

•       expenses;

•       working capital;

•       earnings per share;

•       price per share of stock; and

•       market share.

Performance goals established based on the performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the results of a peer group. Achievement of each performance goal will be determined in accordance with generally accepted accounting principles to the extent applicable.

The maximum number of shares which may be subject to awards granted under the 2006 Plan to any individual during any fiscal year may not exceed 100,000 shares of Common Stock, subject to adjustment in the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects the Common Stock in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2006 Plan. In addition, certain employees—those whose compensation in the year of grant is, or in a future fiscal year may be, subject to the limitation on deductibility under Section 162(m) of the Code—may not receive cash-settled performance awards in any fiscal year having an aggregate maximum amount payable in excess of $250,000.

Automatic Grants to Non-employee Directors

The 2006 Plan authorizes the grant of awards to non-employee directors, the terms and conditions of which are to be determined by our Board consistent with the 2006 Plan. In addition, the 2006 Plan provides for the automatic grant of certain awards to our non-employee directors, the terms and conditions of which are described below.

Subject to:

•  shareholder approval of the 2006 Plan and the proposed amendment to the Company’s Articles of Association;

•  the effectiveness of a registration statement on Form S-8 filed by the Company with the SEC to register the shares of common stock to be issued pursuant to the 2006 Plan; and

•  approval from the American Stock Exchange of the listing of the additional shares of common stock to be issued pursuant to the 2006 Plan;

On the date of each annual shareholder meeting during the term of the 2006 Plan (beginning on the date of our annual shareholder meeting in 2006), each non-employee director who is standing for re-election to the Board and who is elected to continue to serve in such capacity will automatically receive a restricted stock award covering 3,000 shares of our Common Stock. In addition, each non-employee director who first joins the Board at any time during the term of the 2006 Plan automatically will receive a restricted stock award covering a number of shares of our Common Stock equal to 3,000, less 250 shares for each full calendar quarter that has elapsed since the last annual meeting at which members of the class of directors to which such individual became a member were standing for re-election. Each automatic restricted stock award will be granted without cost to the non-employee director and will initially be subject to forfeiture. The forfeiture restrictions will lapse with respect to, and the non-employee director will become vested in, 250 shares of our Common Stock subject to each restricted stock award upon the last business day of each calendar quarter following the grant date, provided that the non-employee director remains in continuous service as a board member through such date. Following the non-employee director’s cessation of service on the Board for any reason, the unvested shares of our Common Stock subject to each automatic restricted stock award will automatically be forfeited and will again become available for future awards under the 2006 Plan. There will be no limit on the number of such annual 3,000-share restricted stock awards any one eligible non-employee director may receive over his or her period of continued service on the Board, and non-employee directors who have previously been in the Company’s employ will be eligible to receive one or more such restricted stock awards.

Vesting and Exercise of Awards

The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests. At any time after the grant of an award, the administrator may accelerate the period during which such award vests. No portion of an award which is not vested at a participant’s termination of employment, termination of board service, or termination of consulting relationship will subsequently become vested, except as may be otherwise provided by the administrator either in the agreement relating to the award or by action following the grant of the award.

Generally, an option or stock appreciation right may only be exercised while such person remains our employee, director or consultant, as applicable, or for a specified period of time (up to the remainder of the award term) following the participant’s termination of employment, directorship or the consulting relationship, as applicable. An award may be exercised for any vested portion of the shares subject to such award until the award expires.

Only whole shares of Common Stock may be purchased or issued pursuant to an award. Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the administrator may in its discretion and subject to applicable laws allow payment through one or more of the following:

•  the delivery of certain shares of Common Stock owned by the participant;

•       the surrender of shares of Common Stock which would otherwise be issuable upon exercise or vesting of the award;

•       the delivery of property of any kind which constitutes good and valuable consideration;

•       with respect to options, a sale and remittance procedure pursuant to which the optionee will place a market sell order with a broker with respect to the shares of Common Stock then issuable upon exercise of the option and the broker timely pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares plus all applicable income and employment taxes we are required to withhold by reason of such exercise; or

•       any combination of the foregoing.

Transferability of Awards

Awards generally may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator of the 2006 Plan, pursuant to a domestic relations order, unless and until such award has been exercised, or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing, NQSOs may also be transferred with the administrator’s consent to certain family members and trusts. Awards may be exercised, during the lifetime of the holder, only by the holder or such permitted transferee.

New 2006 Plan Benefits

No awards will be granted under the 2006 Plan until it is approved by our shareholders, the Company has filed an effective registration statement on Form S-8 with the SEC to register the shares of common stock to be issued pursuant to the 2006 Plan and the American Stock Exchange has approved the listing of the additional shares of common stock to be issued pursuant to the 2006 Plan.

Pursuant to the automatic grant provisions described above and subject to shareholder approval of the Plan and the proposed amendment to our Articles of Association, the effectiveness of the registration statement on Form S-8 and the approval of the listing of additional shares by the American Stock Exchange, each of the non-employee directors standing for re-election to the Board, Messrs. Trotter and Dods, will receive, if re-elected, a restricted stock award under the 2006 Plan covering 3,000 shares of Common Stock. Other than the automatic grants to non-employee directors, the future benefits that will be received under the 2006 Plan by our current directors, executive officers and by all eligible employees are not currently determinable.

Adjustments for Stock Splits, Recapitalizations, and Mergers

In the event of any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off or other transaction that affects our Common Stock in a manner that would require adjustment to such limit in order to prevent the dilution or enlargement of the potential benefits intended to be made available under the 2006 Plan, the administrator of the 2006 Plan will have the authority in its sole discretion to appropriately adjust:

•       the number and kind of shares of Common Stock (or other securities or property) with respect to which awards may be granted or awarded under the 2006 Plan

•       the limitation on the maximum number and kind of shares that may be subject to one or more awards granted to any one individual during any fiscal year;

•       the maximum number and kind of shares used to determine the maximum dollar amount that may become payable pursuant to one or more cash-settled performance awards granted to any one individual during any fiscal year;

•       the number and kind of shares of Common Stock (or other securities or property) subject to outstanding awards under the 2006 Plan;

•       the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing non-employee directors;

•       the number and kind of shares of Common Stock (or other securities or property) for which each automatic grant made to new and continuing non-employee directors will subsequently become vested on the last business day of each calendar quarter; and

•       the grant or exercise price with respect to any outstanding award.

Administration of the 2006 Plan

With respect to awards granted to our non-employee directors, the administrator of the 2006 Plan is the Board. The Compensation Committee of our Board will be the administrator of the 2006 Plan for all other persons, unless the Board assumes authority for administration. The Compensation Committee must consist of two or more directors, each of whom is intended to qualify as a “non-employee director” pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” for purposes of Section 162(m) of the Code. The Compensation Committee may delegate its authority to grant or amend awards to a committee consisting of two or more members of the Board; provided, however, that the Compensation Committee may not delegate its authority to grant awards to, or amend awards of, individuals (i) who are senior executives of the Company subject to Section 16 of the Exchange Act, (ii) who are, or could be, “covered employees” within the meaning of Section 162(m) of the Code, or (iii) who are members of the Board to whom authority to grant or amend awards has been delegated. The administrator has the power to:

•       select which directors, employees and consultants are to receive awards and the terms of such awards, consistent with the 2006 Plan;

•       determine whether options are to be NQSOs or ISOs, or whether awards are to qualify as “performance-based” compensation under Section 162(m) of the Code;

•       construe and interpret the terms of the 2006 Plan and awards granted pursuant to the 2006 Plan;

•       adopt rules for the administration, interpretation and application of the 2006 Plan;

•       interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the 2006 Plan; and

•       amend one or more outstanding awards in a manner that does not adversely affect the rights and obligations of the holder of such award (except in certain limited circumstances).

Amendment and Termination of the 2006 Plan

The administrator may amend the 2006 Plan at any time, subject to shareholder approval to the extent required by applicable law or regulation or the listing standards of the American Stock Exchange (or any other market or stock exchange on which the Common Stock is at the time primarily traded). Additionally, shareholder approval will be specifically required to (i) increase the number of shares available for issuance under the 2006 Plan, or (ii) decrease the exercise price of any outstanding option or stock appreciation right granted under the 2006 Plan.

The administrator may terminate the 2006 Plan at any time. However, in no event may an award be granted pursuant to the 2006 Plan on or after March 12, 2016.

Federal Income Tax Consequences Associated with the 2006 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2006 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options

If an optionee is granted a NQSO under the 2006 Plan, the optionee will not have taxable income on the grant of the option. Generally, the optionee will recognize ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the fair market value of a share of Common Stock at such time. The optionee’s basis in the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common Stock on the date the optionee exercises such option. Any subsequent gain or loss generally will be taxable as capital gains or losses.

Incentive Stock Options

No taxable income is recognized by the optionee at the time of the grant of an ISO, and no taxable income is recognized for regular tax purposes at the time the option is exercised; however, the excess of the fair market value of the Common Stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of the fair market value of such shares on the option exercise date over the exercise price paid for the shares.

Stock Appreciation Rights

No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares received will be taxable as ordinary income to the recipient in the year of such exercise.

Restricted Stock

In general, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code. However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture (e.g., when the restrictions lapse on a vesting date), the participant will be taxed on the difference, if any, between the fair market value of the Common Stock on the date the restrictions lapsed and the amount the participant paid, if any, for such restricted stock. Recipients of restricted stock under the 2006 Plan may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the difference, if any, between the fair market value of the Common Stock on the date of transfer and the amount the participant paid, if any, for such restricted stock. If a timely Section 83(b) election is made, the participant will not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted Stock Units and Deferred Stock

A participant generally will not have ordinary income upon grant of restricted stock units or deferred stock. When the shares of Common Stock are delivered under the terms of the award, the participant will recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares.

Dividend Equivalent Awards and Performance Awards

A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, at the time such an award is paid, whether in cash or in shares of Common Stock, the participant will recognize ordinary income equal to value received.

Stock Payments

A participant who receives a stock payment generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares received.

Tax Deductions and Section 162(m) of the Code

Except as otherwise described above with respect to incentive stock options, we generally will be entitled to a deduction when and for the same amount that the recipient recognizes ordinary income, subject to the limitations of Section 162(m) with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date). Other awards granted under the 2006

Plan may qualify as “performance-based compensation” for purposes of Section 162(m), if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria described above.

The 2006 Plan is structured in a manner that is intended to provide the Compensation Committee with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. In the event the Compensation Committee determines that it is in the Company’s best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $250,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A of the Code

Certain awards under the 2006 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the 2006 Plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

OTHER MATTERS

The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters, and discretionary authority to do so is included in the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Security Ownership of Certain Beneficial Owners

The following table sets forth, to the best of our knowledge, information as of March 1, 2006 with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock, other than those listed under “—Security Ownership of Management.” Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

	Number of Shares		Percent
Name and Address	Beneficially Owned		of Class
Stephen M. Case Revocable Trust	3,472,030	(1)	47.1%
Ka Po`e Hana LLC
PMB 249, 1718 M Street, N. W.
Washington, DC 20036
Mary C. Sanford	769,531	(2)	10.4%
Po`ohala Investments L.P.
3694 Woodlawn Terrace Place
Honolulu, Hawaii 96822

1)               Ka Po`e Hana LLC has power of attorney over the 3,472,030 shares of Company stock that are owned by the Stephen M. Case Revocable Trust. The power of attorney authorizes Ka Po`e Hana LLC to vote the stock and to sell or otherwise make investment decisions with respect to the stock. Therefore, Ka Po`e Hana LLC may be deemed to beneficially own the shares owned of record and beneficially by the Stephen M. Case Revocable Trust. John H. Agee, is the President and Chief Executive Officer of Ka Po`e Hana LLC, and disclaims beneficial ownership of the shares. See Note (1) to the table set forth below under “—Security Ownership of Management.”

2)               The source of this information is a Schedule 13G filed with the SEC on December 22, 2005 by Mary C. Sanford, Po`ohala Holdings, Inc. and Po`ohala Investments L.P. on December 22, 2005. Mary C. Sanford has sole power to vote and dispose these shares, including 648,331 shares held by Po`ohala Investments L.P. and Po`ohala Holdings, Inc., the sole general partner of Po`ohala Investments L.P.

Security Ownership of Management

The following table sets forth information as of March 1, 2006 with respect to the Company’s Common Stock beneficially owned by (1) each director and nominee for director, (2) the Company’s Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) and (3) by all directors and executive officers of the Company as a group. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

	Aggregate Number of Shares Beneficially Owned		Percent of Class
John H. Agee	3,476,030	(1)	47.1%
David C. Cole	266,666	(2)	3.6%
Brian C. Nishida	40,000	(3)(4)	*
Fred W. Rickert	32,200	(3)(4)	*
Robert M. McNatt	6,160	(4)	*
Thomas M. Gottlieb	5,500		*
Duncan MacNaughton	4,000		*
David A. Heenan	3,000		*
Kent T. Lucien	3,000		*
Fred E. Trotter III	2,000		*
Walter A. Dods, Jr.	1,500		*
Warren H. Haruki	0		0
Thomas H. Juliano	0		0
All directors, nominees and Executive Officers as a group (14)	3,842,056		52.1%

*                    less than 1%

(1)          Mr. Agee, as President and Chief Executive Officer of Ka Po`e Hana LLC, may be deemed to beneficially own 3,472,030 shares of Common Stock, which are owned of record by the Stephen M. Case Revocable Trust and for which Ka Po`e Hana LLC has been granted power of attorney. See Note (1) under “—Security Ownership of Certain Beneficial Owners.” Mr. Agee disclaims beneficial ownership of the 3,472,030 shares of Common Stock. Also includes 1,750 shares of Common Stock held by Mr. Agree directly and 2,250 shares of unvested restricted stock.

(2)          Includes 39,175 shares of Common Stock, 60,825 shares of unvested restricted Common Stock that was awarded to him pursuant to his employment agreement with the Company, and vested options and options to purchase 166,666 shares of Common Stock that will vest within 60 days of March 1, 2006. See “—Employment Agreement for David C. Cole.” Mr. Cole has voting and regular dividend rights with respect to the 60,825 shares of restricted stock, but no right to dispose the shares.

(3)          Includes 20,000 and 19,464 unvested shares of restricted Common Stock awarded to Messrs. Nishida and Rickert, respectively. Vesting of the restricted stock is performance based from 2005 through 2007 for Mr. Rickert and from 2005 through 2008 for Mr. Nishida. Mr. Rickert and Nishida have voting and regular dividend rights with respect to the restricted shares, but no right to dispose the shares.

(4)          Includes vested options and options to purchase Common Stock that will vest within 60 days of March 1, 2006: Mr. Nishida—20,000; Mr. Rickert—5,200; Mr. McNatt—6,000.

Securities Authorized For Issuance Under Equity Compensation Plans

Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	413,500	$32.77	3,750
Equity compensation plans not approved by security holders	200,000 (1)	$19.70	0

(1)          Options to purchase 200,000 shares of Company common stock were granted to David C. Cole under an Option Agreement, effective as of his start date of October 15, 2003. The exercise price for the options is $19.70 per share, the fair market value of the Company’s Common Stock on August 11, 2003. Two-thirds of the options were exercisable as of October 2005, and the balance will become exercisable quarterly thereafter until October 2006. These options terminate in October 2013. Any nonvested options generally will vest immediately if Mr. Cole is terminated without cause, or if he resigns with good reason.

EXECUTIVE COMPENSATION

Summary of Executive Officer Compensation

The following table summarizes certain compensation information paid by the Company for services rendered during each of the last three fiscal years by the Company’s Named Executive Officers.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation Awards
		Annual Compensation		# of
			Other	Securities		LTIP
			Annual(5)	Underlying		Payouts(6)		All Other(7)
Name and Principal Position	Year	Salary ($)	Compensation ($)	Options		($)		Compensation ($)
David C. Cole(1)	2005	450,000	14,661	-0	-	391,230		828
Chairman, President & CEO	2004	450,000	13,597	-0	-	690,000		552
	2003	93,750	2,413	200,000		-0	-	-0	-
Brian C. Nishida(2)	2005	241,303	31,158	-0	-	-0	-	828
Executive Vice President/Agriculture	2004	241,303	11,337	50,000		-0	-	270
Fred W. Rickert(3)	2005	180,000	14,000	-0	-	135,173		1,742
Vice President/Chief Financial Officer	2004	99,583	6,921	21,000		-0	-	176
Robert M. McNatt	2005	185,000	10,009	30,000		-0	-	1,176
Executive Vice President/	2004	177,583	9,256	10,000		-0	-	1,176
Community Development	2003	167,200	8,902	-0	-	-0	-	1,037
Thomas H. Juliano(4)	2005	129,808	55,360	50,000		-0	-	-0	-

(1)        Mr. Cole was employed by the Company effective October 15, 2003.

(2)        Mr. Nishida was employed by the Company effective January 1, 2004.

(3)        Mr. Rickert was appointed to the position of Vice President/Chief Financial Officer effective September 23, 2004. Includes amount earned from April 26, 2004 (effective date of employment) as Vice President/Finance of Maui Pineapple Company, Ltd.

(4)        Mr. Juliano was employed by the Company effective June 27, 2005. In June 2005, the Company purchased a residential property in Upcountry Maui for $2.6 million, which Mr. Juliano rents from the Company for $4,000 per month pursuant to a one-year rental agreement. See “Certain Relationships and Related Transactions.”

(5)        Other annual compensation represents amounts received by the named executive for automobile allowance. Amount for Mr. Nishida also includes $18,561 received in 2005 for the sell back of accrued vacation. Amount for Mr. Juliano also includes $30,000 for relocation expenses and $20,548 for taxes.

(6)        Amount represents the fair value of restricted stock that vested in 2005 and 2004. The restricted shares were vested based on performance-based conditions, in addition to lapse of time and continued service of the Named Executive Officer. See “Employment Agreement for David C. Cole” and “Change in Control Provisions (included in Restricted Share Agreement) with Fred W. Rickert.” As of December 31, 2005, Messrs. Cole, Nishida and Rickert had 60,825, 20,000 and 19,464 shares of unvested restricted stock, respectively. The value of these unvested restricted shares as of December 31, 2005 was $2,063,792, $678,600 and $660,414, respectively, based on the closing market price of $33.93 per share on December 31, 2005.

(7)        “All Other Compensation” amounts represent the value of life insurance benefits.

Stock Option Grants.   The following table sets forth information concerning individual grants of stock options made by the Company during the year ended December 31, 2005, to each of the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number Of Securities underlying Options Granted (#)(1)		Percent Of Total Options Granted To Employees in Fiscal Year(2)		Exercise or Base Price ($/Sh)		Expiration Date		Grant Date Present Value ($)(3)
David C. Cole	-0	-	-0	-	-0	-	-0	-	-0	-
Fred W. Rickert	-0	-	-0	-	-0	-	-0	-	-0	-
Brian C. Nishida	-0	-	-0	-	-0	-	-0	-	-0	-
Robert M. McNatt	10,000		5%		46.61		2/28/2015		171,800
	20,000		9%		27.25		11/4/2015		201,400
Thomas H. Juliano	50,000		23%		37.27		6/27/2015		664,500

(1)          The options granted in 2005 vest over a five year period with 20% of the total grant vesting on the grant date anniversary. The exercise prices are equal to the closing price of the Company’s Common Stock as of the date of grant. All options expire 10 years from the grant date.

(2)          Based on 220,000 shares of Common Stock subject to options granted in 2005 to Company employees under the 2003 Stock and Incentive Compensation Plan.

(4)          The present value of the grant at the grant date was determined using a Black-Scholes option pricing model.

AGGREGATED OPTION EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION VALUES

Name	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the Money Options At Fiscal Year-End ($) Exercisable/ Unexercisable
David C. Cole	133,333/66,667	1,987,300/948,700
Fred W. Rickert	4,200/16,800	7,500/29,800
Brian C. Nishida	10,000/40,000	68,800/267,200
Robert M. McNatt	2,000/38,000	—/133,600
Thomas H. Juliano	—/50,000	—/—

In 2005, there were no stock option exercises by the Named Executive Officers.

Pension Plan

The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under the Maui Land & Pineapple Company, Inc. Pension Plan for Non-Bargaining Unit Employees and the Company’s Supplemental Executive Retirement Plan (“SERP”):

ESTIMATED ANNUAL BENEFIT FROM QUALIFIED DEFINED BENEFIT PLAN
AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Final 5-Year	Years of Credited Service at Age 65
Average Annual Salary	15	20	25	30	35
$100,000	$18,656	$24,875	$31,094	$37,312	$41,458
125,000	24,281	32,375	40,469	48,562	53,958
150,000	29,906	39,875	49,844	59,812	66,458
175,000	35,531	47,375	59,219	71,062	78,958
200,000	41,156	54,875	68,594	82,312	91,458
225,000	46,781	62,375	77,969	93,562	103,958
250,000	52,406	69,875	87,344	104,812	116,458
275,000	58,031	77,375	96,719	116,062	128,958
300,000	63,656	84,875	106,094	127,312	141,458
325,000	69,281	92,375	115,469	138,562	153,958
350,000	74,906	99,875	124,844	149,812	166,458
375,000	80,531	107,375	134,219	161,062	178,958
400,000	86,156	114,875	143,594	172,312	191,458
425,000	91,781	122,375	152,969	183,562	203,958
450,000	97,406	129,875	162,344	194,812	216,458
475,000	103,031	137,375	171,719	206,062	228,958
500,000	108,656	144,875	181,094	217,312	241,458

Compensation covered by the qualified pension plan and the SERP is generally only base salary. Retirement benefits are computed based on each participant’s years of credited service at the Company, age, earnings and retirement date, and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65 with provisions for retirement as early as 55. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service. When the benefits of an employee under the pension plan are reduced because of (1) the maximum annual benefit limitation ($175,000 in 2006) or (2) the maximum compensation limitation ($220,000 in 2006; $210,000 in 2005; $205,000 in 2004 and $200,000 in prior years), the SERP provides an additional benefit to make up the difference.

At December 31, 2005, the following Named Executive Officers were credited with approximately the following years of service for pension computation purposes: Mr. Cole—1.2; Mr. Nishida—1.0; Mr. Rickert—0.7; Mr. McNatt—9.0; Mr. Juliano—-0-.

Executive Deferred Compensation Plan.   The Company maintains a non-qualified deferred compensation plan whereby management employees, including all of the executive officers, can make pre-tax deferral of up to 30% of their salary and 100% of any cash bonus. Monies deferred are payable to the plan participant upon termination of employment or retirement, and may be distributed as a lump-sum or over a specified installment period. Earnings on compensation deferred under this plan are tied to the performance of mutual funds, which are substantially the same funds as those in the Company’s 401(k) plan, and do not earn interest at a fixed rate.

Executive Severance Plan

The Company has an Executive Severance Plan covering certain management employees of the Company, including Robert M. McNatt, who is the only executive officer covered by this plan. Payments under the Executive Severance Plan will be made to a participant who is terminated from employment as a result of a restructuring or downsizing in operations, discontinuance of certain business activities, or elimination of a position with no comparable position within the Company being offered to the participant. The amount of the severance payment is twelve months of base salary for vice presidents and one month’s base salary for each year of service with a minimum of twelve months and a maximum of eighteen months for the chief executive officer (Mr. Cole has chosen not to participate in the Executive Severance Plan) and executive vice presidents. This payment will be made on the regular payroll schedule for the number of months that the participant is eligible to receive payment. If an incentive plan is in effect, the participant also will receive a pro-rated annual incentive plan payment earned during the year in which separation from employment occurred in accordance with the terms of such plan. During the period that the participant is eligible to receive severance payments, the Company will provide health care benefits with the same coverage and same employer contributions as the participant was receiving before termination of employment.

Employment Agreement for David C. Cole

Mr. Cole has an Employment Agreement with the Company (the “Employment Agreement”) to serve as President and Chief Executive Officer, effective October 15, 2003, continuing for an indefinite term at the pleasure of the Board of Directors (the “Board”). Pursuant to the Employment Agreement, Mr. Cole was appointed as a director upon the approval by the shareholders, in December 2003, of the expansion of the size of the Board. He was appointed Chairman of the Board in March 2004.

Mr. Cole receives a base salary of $450,000 per year, with his performance to be reviewed annually by the Board to determine if an increase is warranted. He is eligible to participate in the Company’s employee and executive benefit plans and programs, other than the Executive Severance Plan. These plans do not presently offer equity compensation. Mr. Cole also has entered into a Restricted Share Agreement (the “Restricted Share Agreement”) and a Stock Option Agreement (the “Option Agreement”) with the Company, pursuant to which he was issued 100,000 shares of restricted stock and 200,000 nonqualified stock options in December 2003. The Restricted Stock Agreement is further described below. For a description of the Option Agreement, see footnote 1 to the table in “—Securities Authorized for Issuance Under Equity Compensation Plans.”

Mr. Cole’s employment will continue at the pleasure of the Board until terminated with or without cause by the Board or by his death, disability, voluntary resignation or resignation for good reason. If Mr. Cole’s employment is terminated due to his death or disability, he (or his estate) will be entitled to his salary earned through the termination date, the right to exercise vested options for a year following termination, any vested restricted shares (including, if he dies or is disabled after June 30 of 2005, 2006 or 2007, a pro rata amount based on the portion of the period he served), and any other vested employment benefits. If Mr. Cole’s employment is terminated for “cause,” he will be entitled only to salary earned through the date of termination, any vested restricted shares, and any other vested employee benefits. If Mr. Cole’s employment is terminated without “cause” or he resigns for “good reason,” he will be entitled to a severance payment of $450,000, in addition to any salary earned through the date of termination or resignation, the immediate vesting of all unvested restricted shares and stock options, and the right to exercise vested options for six months following termination, in addition to all other amounts earned or accrued but not paid and any vested employee benefits.

Pursuant to the Employment Agreement, “cause” includes: a breach of the Employment Agreement by Mr. Cole that is not cured after 15 days notice; a failure or refusal to carry out the Board’s policies; a material and intentional or grossly negligent breach of the duty of care or a willful or grossly negligent breach of the duty of loyalty resulting in a material injury to the Company or its shareholders; a conviction or plea of guilty or no contest to any crime for which imprisonment is a possibility or which results in a fine or penalty by the Company; or any knowing violation of a law or regulation that results in a fine or penalty to the Company exceeding $50,000 or a judgment of $1,000,000 or more.

A resignation for “good reason” includes a resignation within 180 days after: a material breach of the Employment Agreement by the Company; material interference by the Company with Mr. Cole’s access to the Board; a decrease in title or compensation or a material decrease in authority; or a “Change in Control” of the Company. For these purposes, a “Change in Control” includes:

•       if any person or group (other than an existing shareholder or group of shareholders or their affiliates) beneficially owns more than 30% of the total voting power of the Company’s stock on a fully diluted basis, and such beneficial ownership represents a greater percentage of the total voting power of the Company’s stock, on a fully diluted basis, than is held by any existing shareholder or group, together with their respective affiliates;

•       if a majority of the Board comes to consist of those who are not members on the date of the Employment Agreement, or were not nominated or elected by two-thirds of such directors;

•       a merger or consolidation of the Company after which one or more of the current shareholders retains less than 60% of the voting shares of the surviving entity;

•       the sale or transfer, not recommended by Mr. Cole of 50% or more of the Company’s assets; or

•       the Company’s approval and implementation of a plan of liquidation or dissolution or the filing of a bankruptcy petition.

Mr. Cole will be entitled to indemnity pursuant to the applicable law and the Company’s current Bylaws and resolutions in effect as to the most favorably indemnified officer or director, or if more favorable, the terms of such Bylaws or resolutions as may later become effective. Mr. Cole will comply with the Company’s existing policies on conflicts of interest and business ethics, and will have standard confidentiality and invention assignment obligations. For a one-year period after Mr. Cole’s employment is terminated, he agrees not to solicit or encourage Company employees or contractors to leave the Company (without Board approval), or to solicit or encourage current or prospective customers to cease or reduce their business with the Company.

Under the Restricted Share Agreement, Mr. Cole’s 100,000 shares of restricted stock will vest at the rate of up to 25,000 shares per fiscal year from 2004 through 2007, subject to the achievement of certain agreed performance measures. In 2005 and 2004, 14,175 and 25,000 shares, respectively, of restricted stock was vested by the Compensation Committee. See also “—Report of Compensation Committee.” An additional 25,000-share block will be subject to vesting for fiscal year 2006 and 2007. The number of shares vested will be determined based on the Company’s achievement of a minimum return on equity (i.e., net income after tax, exclusive of extraordinary items such as discontinued operations, asset sales outside the ordinary course of business, and major impairment losses, divided by beginning shareholders’ equity, all in accordance with generally accepted accounting principles, unless otherwise agreed), of 10%, with maximum vesting at 20%. The number of shares vested would be calculated on a straight-line basis between the minimum and the maximum. In addition, if any shares do not vest in any year under this calculation, then they would be available for additional vesting based on the Company’s average return on equity beginning in 2005. For example, assume that for fiscal year 2005 the Company’s return on equity is 15%. Therefore, 50% of the 25,000 share block for 2005, or 12,500 shares, would vest. However, assume that for fiscal years 2005 and 2006 the average return on equity was 16%. An additional 10% of the 25,000 share block for 2005, or 2,500 shares, would vest, in addition to whatever shares vested for fiscal year 2006. Any nonvested restricted shares generally will be forfeited if Mr. Cole’s employment is terminated or if not vested in accordance with this schedule, except that any nonvested shares will vest immediately if Mr. Cole is terminated without cause, or if he resigns with good reason. However, if Mr. Cole dies or is disabled after June 30 of 2005, 2006 or 2007, the number of shares that vest according to the above calculations will be prorated based on the portion of the period served.

Memorandum Agreement

On August 23, 2005, Mr. Cole and Mr. Stephen M. Case, a significant stockholder of the Company, formed Aquaterra Partners, LLC, a Delaware limited liability company, pursuant to a Memorandum Agreement between them dated July 29, 2005, for the purpose of making investments.  Mr. Case contributed $1,990,000 through his nominee, ALPS Investment, LLC, and Mr. Cole contributed $100,000. Aquaterra Partners is managed by Aquaterra Corporation, a Delaware corporation owned by Mr. Cole. Under the terms of the Memorandum Agreement, the first $2,090,000 of Aquaterra Partner’s income will be allocated to Mr. Cole, after which all other income will  be divided equally between ALPS Investment, LLC, and Mr. Cole. The Memorandum Agreement replaced an agreement dated August 12, 2003 in which Mr. Cole was granted the right to purchase 100,000 shares of Common Stock of the Company by the Stephen M. Case Revocable Trust.

Change in Control Provisions (included in Restricted Share Agreement) with Fred W. Rickert

Fred W. Rickert, Vice President/Chief Financial Officer of the Company, has an agreement with the Company under which up to 24,000 shares of restricted stock will vest over a three-year period upon the attainment of certain performance criteria. The shares were granted on September 23, 2004 pursuant to the Maui Land & Pineapple Company, Inc. 2003 Stock and Incentive Compensation Plan. The performance criteria of Mr. Rickert’s Restricted Share Agreement are identical to the performance criteria described above under the Restricted Share Agreement for David C. Cole. The agreement provides that if there is a “change in control” and if within 180 days, Mr. Rickert voluntarily resigns from employment or is terminated from employment without “cause” any unvested restricted shares will become vested. For the purpose of this agreement, “change in control” and “cause” are substantially similar to the definition in Mr. Cole’s Employment Agreement.

Severance Arrangement for Thomas H. Juliano

In accordance with the employment offer letter accepted by Mr. Juliano in May 2005, if Mr. Juliano is terminated before December 31, 2006 through no fault of his own, he will be eligible for severance benefits equal to one year’s salary.

Report of Compensation Committee on Executive Compensation

The Board of Directors has charged the Compensation Committee with the responsibility of administering the Company’s executive compensation program. The Committee is assisted from time to time by independent management consultants who advise the Committee on compensation matters.

The Committee’s philosophy with regard to executive compensation is to attract, retain and reward the level of expertise needed to achieve the Company’s business objectives. The Committee believes that compensation should emphasize performance-based variable pay plans rather than base salary and cash bonuses. While base salary is an important part of the compensation program, the Committee manages base salaries with the objective of maintaining relatively low fixed cost levels as the Company shifts reward opportunity into variable pay plans.

In 2005, the Committee reviewed with Mr. Cole (as CEO) the individual performance of the Company’s key management employees, and approved salary increases and time-vested stock options for certain executive officers based upon the individual’s contributions. Compensation for new executive officers was determined based on compensation information provided by in-house analyses of market comparables.

In 2005, the Committee reviewed all compensation paid to Mr. Cole as Chairman, President & CEO of the Company and concluded that it was reasonable. The compensation paid in 2005 to Mr. Cole as Chairman was established in his employment agreement (dated October 2003), and was arrived at through a series of negotiations with Mr. Cole. In 2005, Mr. Cole was paid $450,000 in base salary and did not participate in any cash bonus plan. Mr. Cole’s compensation was set in an effort to provide him with a total compensation package acceptable to an executive of his caliber and experience, in light of the then-current financial circumstances facing the Company. A significant portion of Mr. Cole’s compensation consists of shares of restricted stock, which will vest only upon the achievement of agreed-upon performance measures, and stock options, which will vest over time provided that Mr. Cole remains with the Company, the value of which will be directly attributable to any increase in value of the Company’s Common Stock over its exercise price. The Committee believes that this equity compensation will serve to link Mr. Cole’s interests to those of the Company’s shareholders and provide him with an incentive for outstanding performance.

In February 2006, the Committee made an assessment of Mr. Cole’s achievement of certain targeted return on equity criteria with regard to the fiscal year 2005, and, based upon this review of his achievements against these performance measures, vested 14,175 shares of restricted stock granted to Mr. Cole pursuant to his Restricted Share Agreement. The Committee also vested 4,536 shares of restricted stock that had been granted to Mr. Rickert in 2004, which were based on the same performance criteria as Mr. Cole’s restricted stock grant.

Compensation Committee:

Fred E. Trotter (Chairman)
Walter A. Dods, Jr.
Duncan MacNaughton

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this Report by reference therein.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee for 2005 were Fred E. Trotter III, Walter A. Dods Jr., and Duncan MacNaughton.

No member of the Compensation Committee during fiscal year 2005 served as an officer, former officer or employee of the Company or any of its subsidiaries. See “Certain Relationships and Related Transactions.” During fiscal year 2005, no executive officer of the Company served as a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of the Company’s directors or on its Compensation Committee; or as a director of any other entity, one of whose executive officers served on the Company’s Compensation Committee.

Shareholder Return Performance Graph

Set forth below is a graph comparing the cumulative total Shareholder return on Company’s Common Stock against the cumulative total return of the S&P Small Cap 600 Index and the S&P 600 Food Products. The historical stock price performance of the Company’s Common Stock show in the performance graph below is not necessarily indicative of future stock price performance.

*       $100 invested on December 31, 2000 in common stock of Maui Land & Pineapple Company, Inc., S&P Small Cap 600 Index and S&P 600 Food Products.

The material in the above performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this performance graph by reference therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2006, the Company entered into an agreement to sell 190 acres of Upcountry Maui land and improvements thereon to David C. Cole, our Chairman, President and Chief Executive Officer, for $4.9 million. The agreement was structured in compliance with the Company’s policy for related party real estate sales. Such policy requires two independent appraisals of the property value, allows for a 3% discount to the sales price in lieu of brokers commissions, and requires review and approval of the sales price by the Audit Committee of the Board of Directors. The $4.9 million sales price represents a 3% discount from the average of the independent appraisals received by the Company, and the entire amount is payable in cash to the Company at the time of the closing. Subdivision of the land parcel is a condition precedent to the closing of the sale. The Company estimates that the closing will occur in 2007. Prior to the closing of the sale, the Company will lease the 3,500 square foot residence that is located on the property to Mr. Cole for $1,500 per month, which amount is at fair market value based on an estimate by a third party realtor. The property had been earmarked for sale in 2004 as part of the real estate that is considered non-core to the Company’s operations.

The Company has also been engaged in initial discussions to potentially sell approximately 64 acres of Upcountry Maui land to Duncan MacNaughton, a director, for approximately $1.6 million. This potential sale is also being reviewed in accordance with the Company’s related party real estate sale policy referred to in the preceding paragraph.

In June 2005, the Company purchased a residential property in Upcountry Maui that includes a house and cottage on approximately 4 acres of land for $2.6 million. The purchase was made to provide housing for Thomas H. Juliano, a executive officer whom the Company hired in June 2005. The Company entered into a one-year rental agreement with Mr. Juliano at $4,000 per month, which amount is at fair market value.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors and beneficial owners of more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company’s knowledge, based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, the Company did not identify any such required report that was not timely filed.

OTHER INFORMATION

Shareholder Proposals And Nominations

Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must be received at the corporate offices of the Company on or before December 1, 2006 in order to be considered for inclusion in the Company’s proxy statement and proxy card for the 2007 Annual Meeting.

The Company’s Bylaws contain additional requirements that must be satisfied for any proposal of shareholders made other than under Rule 14a-8. Compliance with these requirements will entitle the proposing Shareholder only to present such proposals or nominations before the meeting, not to have the proposals or nominations included in the Company’s proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting by a shareholder unless the shareholder has given timely written notice in proper form of such proposal or nomination to the Chairman of the Board, the President or the Secretary of the Company. Such proposals or nominations may be made only by persons who are shareholders of record on the date on which such notice is given and on the record date for determination of shareholders entitled to vote at that meeting. Shareholder notices of any proposals or nominations intended to be considered at the 2007 Annual Meeting will be timely under our Bylaws only if received at the Company’s corporate offices no earlier than January 8, 2007 and no later than February 7, 2007. However, if the 2007 Annual Meeting is called for a date that is not within thirty days before or after May 8, 2007, any such notice will be timely only if it is received no later than the close of business on the tenth day following the date of the Company’s first mailing of the notice of the 2007 Annual Meeting or the date of the Company’s public disclosure of the date of the 2007 Annual Meeting, whichever is earlier.

To be in proper written form, a shareholder’s notice concerning a proposal to be presented at an annual meeting must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•       a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•       the name and record address of such shareholder;

•       the number of shares of stock of the Company owned by such shareholder beneficially and of record;

•       a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and

•       a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

To be in proper written form, a notice concerning a nomination for election to the Board of Directors must set forth as to each person whom the shareholder proposes to nominate for election as a director:

•       the name, age, business address and residence address of the person;

•       the principal occupation or employment of the person;

•       the number of shares of stock of the Company owned by the person beneficially and of record; and

•       any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and as to the shareholder giving the notice:

•       the name and record address of such shareholder;

•       the number of shares of stock of the Company owned by such shareholder beneficially and of record;

•       a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•       a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•       any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

In addition, no person will be eligible for election as a director if such election would cause the Company to have insufficient “independent directors” within the meaning of the listing standards of the American Stock Exchange.

Any notice concerning proposals or nominations sought to be considered at an Annual Meeting should be addressed to the Company’s Chairman, President or Secretary at 120 Kane Street, P.O. Box 187, Kahului, Hawaii 96733-6687. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to shareholder proposals or nominations to be considered at any special meeting) may be obtained by contacting the Company’s Secretary at the foregoing address, by telephone at 808-877-3351, facsimile 808-877-1614 or e-mail at investor.info@mlpmaui.com.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

Owners of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate proxy statement, he or she may contact the Company’s Secretary at P.O. Box 187, Kahului, Hawaii 96733-6687 or by telephone at 808-877-3351 or e-mail at investor.info@mlpmaui.com.

BY ORDER OF THE BOARD OF DIRECTORS

ADELE H. SUMIDA
Secretary

Kahului, Maui, Hawaii

March 31, 2006

Appendix A

Articles of Amendment

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
STATE OF HAWAII
ARTICLES OF AMENDMENT

ARTICLE I
NAME

The name of the Corporation is MAUI LAND & PINEAPPLE COMPANY, INC.

ARTICLE II
AMENDMENTS

Paragraph (a) of Article IV of the Corporation’s Restated Articles of Association is amended and restated in its entirety as follows:

The amount of the authorized capital stock of the corporation is Nine Million (9,000,000) shares of common stock without par value.

ARTICLE III
OUTSTANDING SHARES

The total number of shares outstanding is 7,378,550.

ARTICLE IV
ADOPTION OF AMENDMENTS

The amendment to paragraph (a) of Article IV was adopted at a meeting of the shareholders held on May 8, 2006. Of the 7,378,550 outstanding shares of common stock of the Corporation, constituting the sole voting group, 7,378,550 votes were entitled to be cast,                  shares were voted for the amendment and                 shares were voted against the amendment.

The undersigned certifies under the penalties of Section 414-20, Hawaii Revised Statutes, that the undersigned has read the above statements and that the same are true and correct.

Signed this                  day of May 2006.

David C. Cole
Chairman, President & Chief Executive Officer

A-1

Appendix B

MAUI LAND & PINEAPPLE COMPANY, INC.

2006 EQUITY AND INCENTIVE AWARD PLAN

Maui Land & Pineapple Company, Inc., a Hawaii corporation (the “Company”), by resolution of its Board of Directors, hereby adopts the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan (the “Plan”). The Plan will become effective upon the approval of the Company’s shareholders (the “Effective Date”).

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1.       “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 10.2. With reference to the duties of the Committee under the Plan which have been delegated to two or more persons pursuant to Section 10.5, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

1.2.       “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

1.3.       “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4.       “Award Limit” shall mean one hundred thousand (100,000) shares of Common Stock, as adjusted pursuant to Section 11.3; provided, however, that, solely with respect to Performance Awards granted pursuant to Section 8.2(b), “Award Limit” shall mean $250,000.

1.5.       “Board” shall mean the Board of Directors of the Company.

1.6.       “Change in Control” means the occurrence of any of the following events:

(a)    the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i)          an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company,

(ii)         an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the stock of the Company,

(iii)       an acquisition of voting securities by any person or group who, as of the Effective Date, is a beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding voting securities, or

(iv)        an acquisition of voting securities pursuant to a transaction described in subsection (c) below that would not be a Change in Control under subsection (c);

provided, however, that notwithstanding the foregoing, an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities shall not be considered an acquisition by any person or group for purposes of this subsection (a); provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control (except as otherwise provided above);

(b)    during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.6(a) or Section 1.6(c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(c)    the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination or (ii) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (iii) the acquisition of assets or stock of another entity, in each case, other than a transaction

(A)        which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, more than 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction,

(B)        after which more than 50% of the members of the board of directors of the Successor Entity were members of the Incumbent Board at the time of the Board’s approval of the agreement providing for the transaction or other action of the Board approving the transaction, and

(C)        after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this subsection (C) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)    shareholder approval of a liquidation or dissolution of the Company.

For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s shareholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s shareholders.

1.7.       “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.8.       “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.5.

1.9.       “Common Stock” shall mean the common stock of the Company, no par value.

1.10.    “Company” shall mean Maui Land & Pineapple Company, Inc., a Hawaii corporation.

1.11.    “Consultant” shall mean any consultant or adviser if:  (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any Subsidiary; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.12.    “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

1.13.    “Deferred Stock” shall mean rights to receive Common Stock awarded under Article VIII of the Plan.

1.14.    “Director” shall mean a member of the Board.

1.15.    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VIII of the Plan.

1.16.    “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.17.    “Effective Date” shall mean the date the Plan is approved by the Company’s shareholders.

1.18.    “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

1.19.    “Exchange” means either the American Stock Exchange or the New York Stock Exchange.

1.20.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.21.    “Fair Market Value” means, as of any date:

(a)    If the Common Stock is listed on any established stock exchange or national market system, including without limitation any market system of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for the date of determination or, if there is no closing sales price for the Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices on the date of determination or, if there are no high bid and low asked prices on the date of determination, the high bid and low asked prices on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the Fair Market Value thereof shall be determined in good faith by the Administrator.

1.22.    “Holder” shall mean a person who has been granted or awarded an Award.

1.23.    “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.24.    “Independent Director” shall mean a member of the Board who is not an Employee.

1.25.    “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.26.    “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

1.27.    “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

1.28.    “Performance Criteria” means the criteria that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following:  (a) net earnings (either before or after (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization), (b) sales or revenue, (c) net income (either before or after taxes), (d) operating earnings, (e) cash flow (including, but not limited to, operating cash flow and free cash flow), (f) return on assets, (g) return on shareholders’ equity, (h) return on sales, (i) gross or net profit margin, (j) expense, (k) working capital, (l) earnings per share, (m) price per share of Common Stock, and (n) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Award; provided, however, that each Performance Criteria shall be determined in accordance with generally accepted accounting principles to the extent applicable.

1.29.    “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of any Holder of a Performance Award (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. The achievement of each Performance Goal shall be determined in accordance with generally accepted accounting principles to the extent applicable.

1.30.    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

1.31.    “Plan” shall mean the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan.

1.32.    “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.

1.33.    “Restricted Stock Units” shall mean rights to receive Common Stock awarded under Article VIII.

1.34.    “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.35.    “Securities Act” shall mean the Securities Act of 1933, as amended.

1.36.    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.37.    “Stock Payment” shall mean:  (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to a key Employee, Independent Director or Consultant in cash, awarded under Article VIII of the Plan.

1.38.    “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.39.    “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.40.    “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death, disability or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, without limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing. For purposes of the Plan, the engagement of a Holder as a Consultant to a Subsidiary shall be deemed to be terminated in the event that the Subsidiary engaging such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

1.41.    “Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

1.42.    “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding:  (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, and (b) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for good cause; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1.       Shares Subject to Plan.

(a)    Subject to Section 11.3 and Section 2.1(b), the maximum aggregate number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan shall be 1,000,000 shares. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Common Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in Section 2.1(a)(i), and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Common Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).

(b)    To the extent that an Award terminates, expires, or lapses for any reason, any shares of Common Stock then subject to such Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to this Plan. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.5 or 7.6 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1(a). The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

2.2.       Stock Distributed.

Any Common Stock distributed pursuant to an Award shall consist of authorized and unissued Common Stock.

2.3.       Limitation on Number of Shares Subject to Awards.

Notwithstanding any provision in the Plan to the contrary, and subject to Article X, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee, Independent Director or Consultant during any fiscal year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Awards, which are canceled, continue to be counted against the Award Limit.

ARTICLE III.

GRANTING OF AWARDS

3.1.       Award Agreement.

Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2.       Provisions Applicable to Covered Employees.

(a)    The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).

(b)    Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee, including Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of one or more specified Performance Goals.

(c)    To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d)    Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

3.3.       Limitations Applicable to Section 16 Persons.

Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.4.       At-Will Employment.

Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

ARTICLE IV.
GRANTING OF OPTIONS TO EMPLOYEES,
CONSULTANTS AND INDEPENDENT DIRECTORS

4.1.       Eligibility.

Any Employee or Consultant selected by the Administrator pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

4.2.       Disqualification for Stock Ownership.

No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (as defined in Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

4.3.       Qualification of Incentive Stock Options.

No Incentive Stock Option shall be granted to any person who is not an Employee.

4.4.       Granting of Options to Employees and Consultants.

(a)    The Administrator shall from time to time, in its absolute discretion, and, subject to applicable limitations of the Plan:

(i)          Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii)         Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or Consultants;

(iii)       Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code); and

(iv)        Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b)    Upon the selection of a key Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c)    Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5.       Granting of Options to Independent Directors.

The Board shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(a)    Select from among the Independent Directors (including Independent Directors who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(b)    Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Independent Directors; and

(c)    Subject to the provisions of Article V, determine the terms and conditions of such Options, consistent with the Plan.

4.6.       Options in Lieu of Cash Compensation.

Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants, and to Independent Directors in lieu of directors’ fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE V.
TERMS OF OPTIONS

5.1.       Option Price.

The price per share of the shares subject to each Option granted to Employees, Independent Directors and Consultants shall be set by the Administrator; provided, however, that:

(a)    In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code);

(b)    In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(c)    In the case of Non-Qualified Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified for purposes of Section 409A of the Code).

5.2.       Option Term.

The term of an Option granted to an Employee, Independent Director or Consultant shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a Termination of Employment, Termination of Directorship or Termination of Consultancy.

5.3.       Option Vesting.

(a)    The period during which the right to exercise, in whole or in part, an Option granted to an Employee, Independent Director or a Consultant vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no Option shall be exercisable by any Holder who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Administrator may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee, Independent Director or Consultant vests.

(b)    No portion of an Option granted to an Employee, Independent Director or Consultant which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c)    To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary or parent corporation thereof, within the meaning of Section 424 of the Code, exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.

5.4.       Default Terms of Option Grants.

Unless otherwise specified at the time of grant and set forth in the Award Agreement, each Option granted under the Plan shall be a Non-qualified Stock Option, subject to vesting over the five-year period beginning on the date of grant, with 20% of the shares subject to each Option vesting on the 1st, 2nd, 3rd, 4th and 5th anniversary of the grant date, with a strike price equal to the Fair Market Value of a share of Common Stock on the date of grant.

5.5        Substitute Awards.

Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE VI.
EXERCISE OF OPTIONS

6.1.       Partial Exercise.   An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2.       Manner of Exercise.   All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Board, or his, her or its office, as applicable:

(a)    A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)    Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)    In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d)    Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

6.3.       Conditions to Issuance of Stock Certificates.   The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)    The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)    The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.4.       Rights as Shareholders.   Holders shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5.       Ownership and Transfer Restrictions.   The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

6.6.       Additional Limitations on Exercise of Options.   Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.
AWARD OF RESTRICTED STOCK

7.1.       Eligibility.   Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Administrator determines is a key Employee, or any Independent Director or any Consultant who the Administrator determines should receive such an Award.

7.2.       Award of Restricted Stock.

(a)    The Administrator may from time to time, in its absolute discretion:

(i)          Determine which Employees are key Employees, and select from among the Key Employees, Independent Directors or Consultants (including Employees, Independent Directors or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii)         Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b)    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(c)    Upon the selection of an Employee, Independent Director or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3.       Automatic Independent Directors Awards.

(a)    Any individual who first becomes an Independent Director during the term of the Plan shall, on the date of his or her initial election or appointment to be an Independent Director, automatically be granted a Restricted Stock award covering 3,000 shares; provided, that if such individual’s initial appointment or election to be an Independent Director occurs at any time other than an annual meeting at which members of the class of directors to which such individual becomes a member are standing for re-election, such individual shall instead receive a Restricted Stock award covering 3,000 shares, less 250 shares for each calendar quarter ended since the last annual meeting at which members of the class of directors to which such individual is elected were standing for re-election. Notwithstanding the foregoing, in no event shall any former Employee receive a Restricted Stock award pursuant to this Section 7.3(a).

(b)    On the date of each annual meeting of the shareholders during the term of the Plan, beginning with the annual meeting at which the Plan is submitted for shareholder approval, each Independent Director who is standing for re-election to the Board at that particular annual meeting of shareholders shall automatically be granted a Restricted Stock award covering 3,000 shares of Common Stock; provided, that such individual continues to serve as an Independent Director as of such date.

(c)    All of the shares of Common Stock subject to each Restricted Stock award granted pursuant to this Section 7.3 shall initially be subject to forfeiture upon the Independent Director’s Termination of Directorship. The shares of Common Stock subject to each such Restricted Stock award shall vest, and the forfeiture restrictions shall lapse, with respect to 250 of the shares of Common Stock upon the last business day of each calendar quarter occurring after the date of grant; provided, that unless otherwise determined by the Board prior to an Independent Director’s Termination of Directorship, in no event shall an Independent Director vest in any additional shares of Common Stock following his or her Termination of Directorship.

(d)    The grants authorized by this Section 7.3 are subject to shareholder approval of (i) the Plan and (ii) an amendment to the Company’s Articles of Association increasing the authorized number of shares of Common Stock by at least 1,000,000 shares.

(e)    Notwithstanding anything to the contrary in this Section 7.3, the grant of automatic Restricted Stock awards to be made on the date of the annual meeting at which the Plan is submitted for shareholder approval will be delayed, if necessary, until the later of the date upon which (i) the Company has filed an effective registration statement on Form S-8 and (ii) the Company has received notification from the American Stock Exchange that the shares of Common Stock available for issuance under the Plan have been approved for listing.

7.4.       Rights as Shareholders.

Subject to Section 7.5, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.7, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.5.

7.5.       Restriction.   All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance and individual performance; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the Restricted Stock was issued, and provided, further, that, except with respect to shares of Restricted Stock granted to Covered Employees that are expected to qualify as “performance-based compensation” for purposes of Section 162(m)(4)(C) of the Code, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable; and, provided, however, that the Administrator in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; and, provided, further, except with respect to shares of Restricted Stock granted to Covered Employees, the Administrator in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, without cause or following any Change in Control or because of the Holder’s retirement, or otherwise.

7.6.       Repurchase of Restricted Stock.   The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; and, provided, further, that, except with respect to shares of Restricted Stock granted to Covered Employees, the Administrator in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, without cause or following any Change in Control or because of the Holder’s retirement, or otherwise.

7.7.       Escrow.   The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.8.       Legend.   In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.9.       Section 83(b) Election.   If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK,
STOCK PAYMENTS, RESTRICTED STOCK UNITS

8.1.       Eligibility.   Subject to the Award Limit, one or more Performance Awards, Dividend Equivalent awards, Deferred Stock awards, Stock Payment awards, and/or Restricted Stock Unit awards may be granted to any Employee whom the Administrator determines is a key Employee, or any Independent Director or any Consultant whom the Administrator determines should receive such an Award.

8.2.       Performance Awards.

(a)    Any key Employee, Independent Director or Consultant selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee, Independent Director or Consultant.

(b)    Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any Covered Employee in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to Covered Employees shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum aggregate amount of all Performance Awards granted to a Covered Employee under this Section 8.2(b) during any fiscal year shall not exceed the Award Limit. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of generally accepted accounting principles.

8.3.       Dividend Equivalents.

(a)    Any key Employee, Independent Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock, Performance Award or Restricted Stock Unit award is granted and the date such Stock Appreciation Right, Deferred Stock, Performance Award or Restricted Stock Unit award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(b)    Any Holder of an Option who is an Employee, Independent Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted and the date such Option vests, is exercised, or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(c)    Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

8.4.       Stock Payments.   Any key Employee, Independent Director or Consultant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

8.5.       Deferred Stock.   Any key Employee, Independent Director or Consultant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.6.       Restricted Stock Units.   Any key Employee, Independent Director or Consultant selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates or events of the award and may be determined at the election of the Employee, Independent Director or Consultant, subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed.

8.7.       Term.   The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its discretion.

8.8.       Exercise or Purchase Price.   The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award.

8.9.       Exercise upon Termination of Employment, Termination of Consultancy or Termination of Directorship.   A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Consultant or Independent Director, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Employment, Termination of Directorship or Termination of Consultancy following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; and, provided, further, that, except with respect to Performance Awards granted to Covered Employees, the Administrator in its sole and absolute discretion may provide that Performance Awards may be exercised or paid following a Termination of Employment, Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control, or because of the Holder’s retirement, death or disability, or otherwise.

8.10.    Form of Payment.   Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1.       Grant of Stock Appreciation Rights.   A Stock Appreciation Right may be granted to any key Employee, Independent Director or Consultant selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

9.2.       Coupled Stock Appreciation Rights.

(a)    A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b)    A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.

(c)    A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by (ii) the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

9.3.       Independent Stock Appreciation Rights.

(a)    An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine; provided, however, that unless the Administrator otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed following the date on which the ISAR was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Independent Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Employment, Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Holder’s retirement, death or disability, or otherwise.

(b)    An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4.       Payment and Limitations on Exercise.

(a)    Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.

(b)    Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE X.

ADMINISTRATION

10.1.    Compensation Committee.   The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

10.2.    Duties and Powers of Committee.   It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors.

10.3.    Majority Rule; Unanimous Written Consent.   The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4.    Compensation; Professional Assistance; Good Faith Actions.   Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5.    Delegation of Authority Grant Awards.   To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of two or more members of the Board the authority to grant or amend Awards; provided, however, that the Committee may not delegate its authority to grant Awards to, or amend the Awards of, individuals: (a) who are senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) who are Covered Employees, or (c) who are members of the Board to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1.    Transferability of Awards.

(a)    Except as otherwise provided in Section 11.1(b):

(i)          No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)         No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)       During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)    Notwithstanding Section 11.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.

11.2.    Amendment, Suspension or Termination of the Plan.   Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s shareholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, or (ii) decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan. Except as provided in Section 11.11, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a)    The expiration of ten (10) years from the date the Plan is adopted by the Board; or

(b)    The expiration of ten (10) years from the date the Plan is approved by the Company’s shareholders.

11.3.    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    Subject to Section 11.3(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i)          The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit);

(ii)         The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards;

(iii)       The number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Independent Directors pursuant to Section 7.3;

(iv)        The number and kind of shares of Common Stock (or other securities or property) for which each automatic grant made to new and continuing Independent Directors pursuant to Section 7.3 will subsequently become vested on the last business day of each calendar quarter; and

(v)         The grant or exercise price with respect to any Award.

(b)    Subject to Sections 11.3(c) and 11.3(e), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)          To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)         To provide that the Award cannot vest, be exercised or become payable after such event;

(iii)       To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(iv)        To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v)         To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi)        To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.6 or forfeiture under Section 7.5 after such event.

(c)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this Section 11.3(c), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(d)    Subject to Sections 11.3(e), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e)    With respect to Awards which are granted to Covered Employees and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.

(f)     The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)    No action shall be taken under this Section 11.3 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

11.4.    Approval of Plan by Shareholders.   The Plan will be submitted for the approval of the Company’s shareholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. No Awards may be granted or awarded prior to shareholder approval of (i) the Plan and (ii) an amendment to the Company’s Articles of Association increasing the authorized number of shares of Common Stock by at least 1,000,000 shares. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Covered Employees should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the Company’s shareholders previously approved the Plan.

11.5.    Tax Withholding.   The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.6.    Prohibition on Repricing.   Subject to Section 11.3, the Administrator shall not, without the approval of the shareholders of the Company authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of shareholders of the Company.

11.7.    Effect of Plan upon Options and Compensation Plans.   The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.8.    Compliance with Laws.   The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.9.    Titles.   Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.10.  Governing Law.   The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Hawaii without regard to conflicts of laws thereof.

11.11.  Section 409A.   To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

******

PROXY

MAUI LAND & PINEAPPLE COMPANY, INC.

120 KANE STREET, P. O. BOX 187

KAHULUI, MAUI, HAWAII 96733-6687

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD MAY 8, 2006

The undersigned hereby makes, constitutes and appoints DAVID C. COLE, FRED W. RICKERT and ADELE H. SUMIDA and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Maui Land & Pineapple Company, Inc. (the “Company”) to be held at 8:30 a.m. on Monday, May 8, 2006, in Salon 1 at the Ritz Carlton, Kapalua, One Ritz-Carlton Drive, Lahaina, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1.                                       To elect the nominees listed below as Class One Directors to serve for a three-year term or until their successors have been elected and qualified:

DAVID C. COLE	WALTER A. DODS JR.	FRED E. TROTTER III

FOR	WITHHOLD AUTHORITY FOR ALL

INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

__________________________________________________________________________________________________

2.                                       To ratify the selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year 2006.

FOR	AGAINST	ABSTAIN

3.                                       To amend the Company’s Articles of Association to authorize an additional 1,000,000 shares of Common Stock.

FOR	AGAINST	ABSTAIN

4)                                      To approve the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan. (The implementation of this Proposal No. 4 is also conditioned upon shareholder approval of Proposal No. 3.)

FOR	AGAINST	ABSTAIN

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THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.

Date:                        , 2006

Please sign EXACTLY as name(s) appears at left:

If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title.

____________________________________________________________________________________________________________

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/xxx

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Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

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